UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2015

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blvd. Benito Juarez Km 25.500, Quinta Del Mar, Int. Suite 28 Playas de Rosarito B.C, Mexico (Address of principal executive offices)	c.p. 22710 (Zip Code)

+52 (664) 290-5048

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

On or about January 20, 2015, the Board of Directors of Neuromama, Ltd. (the “Company”) approved the engagement of MaloneBailey, LLP (“MaloneBailey”) as its principal accountant to audit the Company’s financial statements as successor to Silberstein Ungar, PLLC CPAs.  During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of MaloneBailey regarding the application of accounting principles to a specific transaction,  either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of  MaloneBailey provide advice to the Company, either  written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of MaloneBailey on any matter that was the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: January 30, 2015	By:	/s/ Igor Weselovsky
Igor Weselovsky, President, Chief Executive Officer & Director

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